Exhibit 99.1

Kohlberg Capital Corporation Receives Notification of Noncompliance from NASDAQ

NEW YORK, November 16, 2011  -- Kohlberg Capital Corporation (Nasdaq: KCAP) (the “Company”) announces that, as anticipated, the Company received a letter on November 11, 2011 from the NASDAQ Stock Market notifying it that the Company is no longer in compliance with NASDAQ Listing Rule 5250(c)(1), Obligation to File Periodic Financial Reports, because its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, which was filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2011, had not been reviewed by the Company’s independent registered public accounting firm in accordance with Statement of Auditing Standards No. 100, as required by Rule 8-03 of Regulation S-X of the SEC, and did not include the certifications required under Section 906 of the Sarbanes-Oxley Act of 2002.  As previously disclosed, the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 did not contain separate summarized financial information of the Company’s wholly-owned portfolio company, Katonah Debt Advisors, L.L.C. and related affiliates controlled by the Company (collectively, “KDA”), that may have been required to be included in such report in accordance with Rules 10-01, 4-08(g) and 1-02(bb) of Regulation S-X promulgated by the SEC.  The Company is evaluating whether, in accordance with Rule 3-09 of Regulation S-X, separate financial statements of KDA are required to be filed with respect the fiscal year ended December 31, 2010 and separate summarized financial information of KDA is required to be filed with respect to the quarterly periods in fiscal 2011, including the quarterly period ended September 30, 2011.  Because the evaluation requires the Company to perform the tests specified in Rule 1-02(w) of Regulation S-X using amounts determined under U.S. Generally Accepted Accounting Principles, the Company is required, in accordance with Accounting Standards Codification Topic 810 – Consolidation, to prepare financial statements of KDA for the fiscal year ended December 31, 2010 on a consolidated basis that includes the assets and liabilities of the collateralized loan obligation funds managed by KDA in order to perform the tests necessary to determine whether separate financial statements and separate summarized financial information of KDA are required to be filed and, if so, whether any of such financial statements are required to be audited.  At this time, the evaluation has not been completed and is ongoing, and the Company has not reached any final conclusions.

Under the NASDAQ Listing Rules, the Company has 60 calendar days, or until January 10, 2012, to submit to NASDAQ a plan to regain compliance with NASDAQ Listing Rule 5250(c)(1).  If the NASDAQ Stock Market staff accepts the plan, the NASDAQ staff can grant an exception of up to 180 calendar days from the filing’s due date, or until May 7, 2012, for the Company to regain compliance.  The Company intends by January 10, 2012 either to amend its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 to include all required information or to submit to NASDAQ a plan to regain compliance.

This notification has no effect on the listing of the Company’s common stock at this time.

About Kohlberg Capital Corporation:

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Kohlberg Capital Corporation’s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.kohlbergcapital.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s expectations regarding the filing of separate financial statements and separate summarized financial information of KDA. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, the ability to complete additional CLO funds and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the SEC. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of any CLO fund. Such securities have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

SOURCE: Kohlberg Capital Corporation

CONTACT:  Kohlberg Capital Corporation
Investor Relations
Denise Rodriguez
(212) 455-8300
info@kohlbergcapital.com